Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Third Quarter 2019

RICHMOND, Va. (November 4, 2019) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the third quarter ended September 30, 2019.

 Selected Statistical and Financial Data

As of and For the Three and Nine Months Ended September 30

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	% Change	2019	2018	% Change

Net income(2)	$46,223	$62,122	(25.6%)	$146,464	$171,934	(14.8%)
Net income per share(2)	$0.21	$0.27	(22.2%)	$0.65	$0.75	(13.3%)

Adjusted EBITDAre(2)	$115,557	$122,552	(5.7%)	$342,675	$353,681	(3.1%)
Comparable Hotels Adjusted Hotel EBITDA(2)	$124,367	$124,032	0.3%	$366,102	$365,708	0.1%
Comparable Hotels Adjusted Hotel EBITDA Margin %(2)	37.6%	38.1%	(50 bps)	37.8%	38.2%	(40 bps)
Modified funds from operations (MFFO)(2)	$100,403	$109,068	(7.9%)	$295,317	$314,283	(6.0%)
MFFO per share(2)	$0.45	$0.47	(4.3%)	$1.32	$1.36	(2.9%)

Average Daily Rate (ADR) (Actual)	$139.21	$137.77	1.0%	$139.13	$137.32	1.3%
Occupancy (Actual)	79.9%	78.9%	1.3%	78.4%	78.4%	-
Revenue Per Available Room (RevPAR) (Actual)	$111.17	$108.70	2.3%	$109.02	$107.71	1.2%

Comparable Hotels ADR	$139.32	$139.01	0.2%	$139.58	$138.72	0.6%
Comparable Hotels Occupancy	79.9%	79.2%	0.9%	78.6%	78.8%	(0.3%)
Comparable Hotels RevPAR	$111.36	$110.12	1.1%	$109.64	$109.25	0.4%

Distributions paid	$67,154	$69,061	(2.8%)	$201,497	$207,265	(2.8%)
Distributions paid per share	$0.30	$0.30	-	$0.90	$0.90	-

Total debt outstanding	$1,344,804
Total debt to total capitalization (3)	26.6%

(1)

Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.

(2)

On January 1, 2019, the Company adopted the Financial Accounting Standards Board’s Accounting Standards Update No. 2016-02, Leases (Topic 842). Under the new lease accounting standard, the Company classified four ground leases as finance leases that were previously classified as operating leases in accordance with the previous accounting standard. See discussion below for additional information on the adoption of the new lease accounting standard.

(3)	Total debt outstanding divided by total debt outstanding plus equity market capitalization based on the Company’s closing share price of $16.58 on September 30, 2019.

Comparable Hotels is defined as the 233 hotels owned and held for use by the Company as of September 30, 2019. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, President and Chief Executive Officer of Apple Hospitality, commented, “Performance across our portfolio of hotels during the third quarter was generally consistent with our expectations and was positively impacted by calendar shifts and solid transient demand. We remain diligently focused on maximizing profitability and are pleased to

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report a strong Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 38 percent for the quarter and year to date, despite ongoing cost and supply pressures. Given the strength of our portfolio of rooms-focused hotels, our geographic diversification and the flexibility of our balance sheet, we believe we are well positioned to maximize shareholder value over the long term.”

Portfolio Activity

Acquisitions and Contracts for Potential Acquisitions

Since the beginning of 2019, Apple Hospitality has completed the acquisition of three hotels, including a 55-room independent boutique hotel in downtown Richmond, Virginia, that was acquired in October of 2019 for a total purchase price of approximately $7 million. Although the Company does not intend to associate this hotel with a brand, the Company does plan to reposition the hotel to be consistent with its existing rooms-focused hotels. The Company continues to have outstanding contracts for the potential purchase of six additional hotels for a combined total expected purchase price of approximately $209 million. The six hotels under contract are currently under development and assuming all conditions to closing are met, will be acquired over the next nine to 21 months from September 30, 2019. There are many conditions to closing under each of the contracts that have not yet been satisfied, including completion of construction, and there can be no assurance that closings on the six hotels will occur.

Dispositions and Contracts for Potential Dispositions

In addition to the nine hotels sold in March of 2019, Apple Hospitality has entered into separate contracts for the potential sale of three hotels. Details related to the sale contracts are as follows:

●

In August 2019, the Company entered into a contract for the potential sale of its 122-room Courtyard by Marriott in Winston-Salem, North Carolina, for a gross sales price of approximately $7 million. The Company classified the Winston-Salem Courtyard as assets held for sale in its consolidated balance sheet and recognized an impairment loss of approximately $6 million in the third quarter of 2019. If the closing occurs, the sale is expected to be completed in the fourth quarter of 2019.

●

In October 2019, the Company entered into a contract for the potential sale of its 109-room Hampton Inn by Hilton in Fort Lauderdale, Florida, for a gross sales price of $20 million. If the closing occurs, the sale is expected to be completed in December 2019, and the Company anticipates recognizing a gain on completion of the sale.

●

In October 2019, the Company entered into a contract for the potential sale of its 105-room SpringHill Suites by Marriott in Sanford, Florida, for a gross sales price of $13 million. If the closing occurs, the sale is expected to be completed in the first quarter of 2020, and the Company anticipates recognizing a gain on completion of the sale.

Although the Company is working towards the sale of the three hotels, there are many conditions to closing that have not yet been satisfied and there can be no assurance that closings on the three hotels will occur.

Renaissance New York Hotel 57 to Become an Independent Boutique Hotel

The Company plans to convert its 208-room Renaissance hotel in New York, New York, to an independent boutique hotel during the first quarter of 2020. The Company anticipates it will incur conversion costs of approximately $1 million over the next six months to complete the transition to an independent boutique hotel. The intent of the conversion is to provide greater long-term flexibility with the operations of the hotel. Although the Company is not able to fully estimate the near-term impact associated with the transition, it does anticipate operational disruption as the management team works to replace revenue that currently results from participation in the Renaissance brand system.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the nine months ended September 30, 2019, the Company invested approximately $47 million in capital expenditures. The Company plans to continue to reinvest in its hotels and

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anticipates investing an additional $30 million to $40 million in capital improvements during the remainder of 2019, which includes various scheduled renovation projects at approximately 20 properties, including the Company’s full-service Marriott in Richmond, Virginia.

Adoption of New Lease Accounting Standard

On January 1, 2019, the Company adopted Accounting Standards Update No. 2016-02, Leases (Topic 842). Under this standard, lessees are required to recognize most leases on their balance sheets as right-of-use assets and lease liabilities. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. Under the new standard, four of the Company’s ground leases that were previously classified as operating leases under the previous accounting standard are classified as financing leases under Topic 842. For these finance leases, effective January 1, 2019, the Company recognizes depreciation and amortization expense and interest and other expense, net in the Company’s consolidated statements of operations, instead of operating ground lease expense. While the total expense recognized over the life of a lease is unchanged, the timing of expense recognition for these finance leases results in higher expense during the earlier years of the lease and lower expense during the later years of the lease. For the three and nine months ended September 30, 2019, the Company recognized approximately $1.5 million and $5.4 million of interest expense, respectively, and approximately $0.7 million and $2.9 million of amortization expense, respectively, associated with these four finance leases. Under the previous accounting standard, the Company would have recognized approximately $1.3 million and $4.6 million of cash operating ground lease expense and $0.6 million and $2.8 million of non-cash straight-line ground lease expense and amortization of intangible lease expense during the three and nine months ended September 30, 2019, respectively, for these four ground leases. As a result of the new lease standard, at September 30, 2019, the Company’s balance sheet reflects finance ground lease assets, net, of approximately $194.8 million, operating lease assets, net, of approximately $28.6 million and associated combined lease liabilities of approximately $228.1 million.

Balance Sheet

As of September 30, 2019, Apple Hospitality had approximately $1.3 billion of total outstanding indebtedness with a current combined weighted-average interest rate of approximately 3.6 percent for the remainder of 2019. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding indebtedness is comprised of approximately $458 million in property-level debt secured by 29 hotels and $887 million outstanding on its unsecured credit facilities. Apple Hospitality’s undrawn capacity on its unsecured credit facilities at September 30, 2019 was approximately $274 million. The Company’s total debt to total capitalization at September 30, 2019 was approximately 27 percent, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. The Company’s weighted-average debt maturities are 5 years, and the weighted-average maturity of its effectively fixed-rate debt is 4 years at a weighted-average interest rate of 3.7 percent.

Shareholder Distributions

Apple Hospitality paid distributions of $0.30 per common share during the three-month period ended September 30, 2019. Based on the Company’s common share closing price of $16.48 on October 31, 2019, the annualized distribution rate of $1.20 per common share represents an annual yield of approximately 7.3 percent. The Company’s Board of Directors, in consultation with management, will continue to regularly monitor the Company’s distribution rate relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions and dispositions. At its discretion, the Company’s Board of Directors may make adjustments as determined to be prudent in relation to other cash requirements of the Company.

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2019 Outlook

Apple Hospitality is providing its operational and financial outlook for 2019. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company’s existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. As compared to previously provided 2019 guidance, the Company is adjusting: Net Income by increasing the low end of the range by $1 million and decreasing the high end of the range by $6 million; Comparable Hotels RevPAR Change by narrowing the low and high ends of the range by 25 bps and 50 bps, respectively; Comparable Hotels Adjusted Hotel EBITDA Margin % by narrowing the high end of the range by 10 bps while maintaining the low end of the range; and Adjusted EBITDAre by decreasing the high end of the range by $6 million while maintaining the low end of the range. The reduction in the midpoint of the Company’s guidance for Net Income and Adjusted EBITDAre is primarily a result of higher anticipated general and administrative expenses associated with outperformance of the Company’s relative shareholder return metrics, which are components of the Company’s incentive plans. Comparable Hotels RevPAR Change and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired, as if the hotels were owned as of January 1, 2018, and exclude dispositions and assets held for sale since January 1, 2018. For the full year 2019, the Company anticipates:

	2019 Guidance(1)
	Low-End	High-End
Net income	$168 Million	$182 Million

Comparable Hotels RevPAR Change	(0.50%)	0.25%

Comparable Hotels Adjusted Hotel EBITDA Margin %	36.4%	36.9%

Adjusted EBITDAre	$425 Million	$435 Million

(1)	Explanations of and reconciliations to net income guidance of Adjusted EBITDAre guidance are included below.

Third Quarter 2019 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties on Tuesday, November 5, 2019, at 9:00 a.m. Eastern Time. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 12:00 p.m. Eastern Time on November 5, 2019, through 11:59 p.m. Eastern Time on November 26, 2019. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13694964. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 235 hotels with more than 30,000 guest rooms located in 87 markets throughout 34 states. Franchised with industry-leading brands, the Company’s portfolio comprises 108 Marriott-branded hotels, 125 Hilton-branded hotels, one Hyatt-branded hotel and one independent hotel. For more information, please visit www.applehospitalityreit.com.

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Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre (“Adjusted EBITDAre”); and Adjusted Hotel EBITDA (“Adjusted Hotel EBITDA”). These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust. Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved. In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statement. Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	September 30,	December 31,
	2019	2018
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,016,532 and $909,893, respectively	$4,863,873	$4,816,410
Assets held for sale	6,574	-
Restricted cash-furniture, fixtures and other escrows	35,287	33,632
Due from third party managers, net	40,473	29,091
Other assets, net	44,220	49,539
Total Assets	$4,990,427	$4,928,672

Liabilities
Debt, net	$1,339,912	$1,412,242
Finance lease liabilities	215,816	-
Accounts payable and other liabilities	107,763	107,420
Total Liabilities	1,663,491	1,519,662

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 223,856,228 and 223,997,348 shares, respectively	4,493,598	4,495,073
Accumulated other comprehensive income (loss)	(10,351)	10,006
Distributions greater than net income	(1,156,311)	(1,096,069)
Total Shareholders' Equity	3,326,936	3,409,010

Total Liabilities and Shareholders' Equity	$4,990,427	$4,928,672

Note:

The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Room	$307,293	$307,794	$901,995	$901,652
Food and beverage	14,079	14,629	44,786	46,857
Other	10,350	9,774	29,845	26,791
Total revenue	331,722	332,197	976,626	975,300

Expenses:
Hotel operating expense:
Operating	80,717	81,318	236,463	238,514
Hotel administrative	25,991	25,722	78,588	77,382
Sales and marketing	29,764	27,265	88,289	80,765
Utilities	11,635	12,163	31,135	32,693
Repair and maintenance	13,430	13,204	39,337	39,133
Franchise fees	14,508	14,326	42,371	41,840
Management fees	11,548	11,250	34,049	33,781
Total hotel operating expense	187,593	185,248	550,232	544,108
Property taxes, insurance and other	19,186	19,230	57,217	55,140
Operating ground lease	425	2,818	1,253	8,580
General and administrative	9,039	3,370	25,484	16,968
Loss on impairment of depreciable real estate assets	6,467	-	6,467	3,135
Depreciation and amortization	47,887	46,169	143,946	136,752
Total expense	270,597	256,835	784,599	764,683

Gain on sale of real estate	-	-	1,052	-

Operating income	61,125	75,362	193,079	210,617

Interest and other expense, net	(14,759)	(13,140)	(46,110)	(38,269)

Income before income taxes	46,366	62,222	146,969	172,348

Income tax expense	(143)	(100)	(505)	(414)

Net income	$46,223	$62,122	$146,464	$171,934

Other comprehensive income (loss):
Interest rate derivatives	(4,193)	1,657	(20,357)	9,689

Comprehensive income	$42,030	$63,779	$126,107	$181,623

Basic and diluted net income per common share	$0.21	$0.27	$0.65	$0.75

Weighted average common shares outstanding - basic and diluted	223,901	230,351	223,911	230,402

Note:

The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	% Change	2019	2018	% Change

Total revenue	$330,862	$325,751	1.6%	$968,425	$957,880	1.1%

Total operating expenses	206,495	201,719	2.4%	602,323	592,172	1.7%

Adjusted Hotel EBITDA	$124,367	$124,032	0.3%	$366,102	$365,708	0.1%
Adjusted Hotel EBITDA Margin %	37.6%	38.1%	(50 bps)	37.8%	38.2%	(40 bps)

ADR (Comparable Hotels)	$139.32	$139.01	0.2%	$139.58	$138.72	0.6%
Occupancy (Comparable Hotels)	79.9%	79.2%	0.9%	78.6%	78.8%	(0.3%)
RevPAR (Comparable Hotels)	$111.36	$110.12	1.1%	$109.64	$109.25	0.4%

ADR (Actual)	$139.21	$137.77	1.0%	$139.13	$137.32	1.3%
Occupancy (Actual)	79.9%	78.9%	1.3%	78.4%	78.4%	-
RevPAR (Actual)	$111.17	$108.70	2.3%	$109.02	$107.71	1.2%

Reconciliation to Actual Results

Total Revenue (Actual)	$331,722	$332,197		$976,626	$975,300
Revenue from acquisitions prior to ownership	-	2,757		1,149	12,425
Revenue from dispositions/assets held for sale	(794)	(9,137)		(9,152)	(29,647)
Lease revenue intangible amortization	(66)	(66)		(198)	(198)
Comparable Hotels Total Revenue	$330,862	$325,751		$968,425	$957,880

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$124,596	$125,922		$368,159	$370,649
AHEBITDA from acquisitions prior to ownership	-	814		310	4,342
AHEBITDA from dispositions/assets held for sale	(229)	(2,704)		(2,367)	(9,283)
Comparable Hotels AHEBITDA	$124,367	$124,032		$366,102	$365,708

Note:

Comparable Hotels is defined as the 233 hotels owned and held for use by the Company as of September 30, 2019. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures and a discussion of the Company’s adoption of Accounting Standards Update No. 2016-02, Leases, on January 1, 2019 are included in the following pages.

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Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended
	12/31/2017	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019

Total revenue	$287,953	$294,503	$337,626	$325,751	$289,203	$297,320	$340,243	$330,862

Total operating expenses	186,605	188,050	202,403	201,719	188,637	190,283	205,545	206,495

Adjusted Hotel EBITDA	$101,348	$106,453	$135,223	$124,032	$100,566	$107,037	$134,698	$124,367
Adjusted Hotel EBITDA Margin %	35.2%	36.1%	40.1%	38.1%	34.8%	36.0%	39.6%	37.6%

ADR (Comparable Hotels)	$131.85	$135.85	$141.01	$139.01	$133.01	$137.53	$141.67	$139.32
Occupancy (Comparable Hotels)	73.9%	75.0%	82.0%	79.2%	72.7%	74.1%	81.5%	79.9%
RevPAR (Comparable Hotels)	$97.39	$101.92	$115.59	$110.12	$96.75	$101.95	$115.49	$111.36

ADR (Actual)	$130.30	$134.32	$139.58	$137.77	$131.93	$136.36	$141.60	$139.21
Occupancy (Actual)	73.5%	74.6%	81.7%	78.9%	72.5%	73.9%	81.4%	79.9%
RevPAR (Actual)	$95.76	$100.18	$114.09	$108.70	$95.63	$100.71	$115.30	$111.17

Reconciliation to Actual Results

Total Revenue (Actual)	$289,067	$298,389	$344,714	$332,197	$295,255	$303,787	$341,117	$331,722
Revenue from acquisitions prior to ownership	8,643	5,603	4,065	2,757	2,262	1,149	-	-
Revenue from dispositions/assets held for sale	(9,706)	(9,423)	(11,087)	(9,137)	(8,248)	(7,550)	(808)	(794)
Lease revenue intangible amortization	(51)	(66)	(66)	(66)	(66)	(66)	(66)	(66)
Comparable Hotels Total Revenue	$287,953	$294,503	$337,626	$325,751	$289,203	$297,320	$340,243	$330,862

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$101,159	$107,091	$137,636	$125,922	$102,157	$108,804	$134,759	$124,596
AHEBITDA from acquisitions prior to ownership	3,091	2,149	1,379	814	633	310	-	-
AHEBITDA from dispositions/assets held for sale	(2,902)	(2,787)	(3,792)	(2,704)	(2,224)	(2,077)	(61)	(229)
Comparable Hotels AHEBITDA	$101,348	$106,453	$135,223	$124,032	$100,566	$107,037	$134,698	$124,367

Note:

Comparable Hotels is defined as the 233 hotels owned and held for use by the Company as of September 30, 2019. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures and a discussion of the Company’s adoption of Accounting Standards Update No. 2016-02, Leases, on January 1, 2019 are included in the following pages.

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Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	% Change	2019	2018	% Change

Total revenue	$320,755	$316,866	1.2%	$937,707	$932,231	0.6%

Total operating expenses	199,773	196,064	1.9%	582,797	576,337	1.1%

Adjusted Hotel EBITDA	$120,982	$120,802	0.1%	$354,910	$355,894	(0.3%)
Adjusted Hotel EBITDA Margin %	37.7%	38.1%	(40 bps)	37.8%	38.2%	(40 bps)

ADR (Same Store Hotels)	$139.55	$138.97	0.4%	$139.32	$138.47	0.6%
Occupancy (Same Store Hotels)	80.1%	79.5%	0.8%	78.8%	78.9%	(0.1%)
RevPAR (Same Store Hotels)	$111.74	$110.43	1.2%	$109.73	$109.24	0.4%

ADR (Actual)	$139.21	$137.77	1.0%	$139.13	$137.32	1.3%
Occupancy (Actual)	79.9%	78.9%	1.3%	78.4%	78.4%	-
RevPAR (Actual)	$111.17	$108.70	2.3%	$109.02	$107.71	1.2%

Reconciliation to Actual Results

Total Revenue (Actual)	$331,722	$332,197		$976,626	$975,300
Revenue from acquisitions	(10,107)	(6,128)		(29,569)	(13,224)
Revenue from dispositions/assets held for sale	(794)	(9,137)		(9,152)	(29,647)
Lease revenue intangible amortization	(66)	(66)		(198)	(198)
Same Store Hotels Total Revenue	$320,755	$316,866		$937,707	$932,231

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$124,596	$125,922		$368,159	$370,649
AHEBITDA from acquisitions	(3,385)	(2,416)		(10,882)	(5,472)
AHEBITDA from dispositions/assets held for sale	(229)	(2,704)		(2,367)	(9,283)
Same Store Hotels AHEBITDA	$120,982	$120,802		$354,910	$355,894

Note:

Same Store Hotels is defined as the 226 hotels owned and held for use by the Company as of January 1, 2018 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures and a discussion of the Company’s adoption of Accounting Standards Update No. 2016-02, Leases, on January 1, 2019 are included in the following pages.

Page | 10

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019

Total revenue	$286,510	$328,855	$316,866	$280,058	$286,943	$330,009	$320,755

Total operating expenses	183,299	196,974	196,064	182,976	184,141	198,883	199,773

Adjusted Hotel EBITDA	$103,211	$131,881	$120,802	$97,082	$102,802	$131,126	$120,982
Adjusted Hotel EBITDA Margin %	36.0%	40.1%	38.1%	34.7%	35.8%	39.7%	37.7%

ADR (Same Store Hotels)	$135.35	$140.80	$138.97	$132.49	$136.54	$141.59	$139.55
Occupancy (Same Store Hotels)	75.0%	82.2%	79.5%	72.9%	74.3%	81.9%	80.1%
RevPAR (Same Store Hotels)	$101.46	$115.74	$110.43	$96.53	$101.42	$115.93	$111.74

ADR (Actual)	$134.32	$139.58	$137.77	$131.93	$136.36	$141.60	$139.21
Occupancy (Actual)	74.6%	81.7%	78.9%	72.5%	73.9%	81.4%	79.9%
RevPAR (Actual)	$100.18	$114.09	$108.70	$95.63	$100.71	$115.30	$111.17

Reconciliation to Actual Results

Total Revenue (Actual)	$298,389	$344,714	$332,197	$295,255	$303,787	$341,117	$331,722
Revenue from acquisitions	(2,390)	(4,706)	(6,128)	(6,883)	(9,228)	(10,234)	(10,107)
Revenue from dispositions/assets held for sale	(9,423)	(11,087)	(9,137)	(8,248)	(7,550)	(808)	(794)
Lease revenue intangible amortization	(66)	(66)	(66)	(66)	(66)	(66)	(66)
Same Store Hotels Total Revenue	$286,510	$328,855	$316,866	$280,058	$286,943	$330,009	$320,755

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$107,091	$137,636	$125,922	$102,157	$108,804	$134,759	$124,596
AHEBITDA from acquisitions	(1,093)	(1,963)	(2,416)	(2,851)	(3,925)	(3,572)	(3,385)
AHEBITDA from dispositions/assets held for sale	(2,787)	(3,792)	(2,704)	(2,224)	(2,077)	(61)	(229)
Same Store Hotels AHEBITDA	$103,211	$131,881	$120,802	$97,082	$102,802	$131,126	$120,982

Note:

Same Store Hotels is defined as the 226 hotels owned and held for use by the Company as of January 1, 2018 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures and a discussion of the Company’s adoption of Accounting Standards Update No. 2016-02, Leases, on January 1, 2019 are included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis from December 31, 2017 through September 30, 2019.

	Three Months Ended
	12/31/2017	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019
Net income (loss)	$(2,303)	$42,182	$67,630	$62,122	$34,152	$38,151	$62,090	$46,223
Depreciation and amortization	44,729	44,840	45,743	46,169	46,730	47,950	48,109	47,887
Amortization of favorable and unfavorable operating leases, net	165	206	148	146	147	31	31	31
Interest and other expense, net	11,753	11,919	13,210	13,140	12,916	15,494	15,857	14,759
Income tax expense	135	163	151	100	173	206	156	143
EBITDA	54,479	99,310	126,882	121,677	94,118	101,832	126,243	109,043
(Gain) loss on sale of real estate	(312)	-	-	-	(152)	(1,213)	161	-
Loss on impairment of depreciable real estate assets	38,000	-	3,135	-	-	-	-	6,467
EBITDAre	92,167	99,310	130,017	121,677	93,966	100,619	126,404	115,510
Non-cash straight-line operating ground lease expense	906	904	898	875	865	48	47	47
Adjusted EBITDAre	$93,073	$100,214	$130,915	$122,552	$94,831	$100,667	$126,451	$115,557
General and administrative expense	8,086	6,877	6,721	3,370	7,326	8,137	8,308	9,039
Adjusted Hotel EBITDA	$101,159	$107,091	$137,636	$125,922	$102,157	$108,804	$134,759	$124,596

Cash operating ground lease expense for leases classified as financing leases effective January 1, 2019(1)	$1,402	$1,405	$1,410	$1,432	$1,443	$-	$-	$-

(1)

Represents cash lease payments recorded to operating ground lease expense related to four of the Company's ground leases that were classified as operating leases during the noted period. Under the new lease accounting standard, effective January 1, 2019, these four ground leases are classified as finance leases, for which the Company recognizes depreciation and amortization expense and interest and other expense, net in the Company's consolidated statements of operations, instead of operating ground lease expense. Depreciation and amortization and interest expense are excluded from EBITDA and operating ground lease expense is included in EBITDA.

Page | 12

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three and nine months ended September 30, 2019 and 2018.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$46,223	$62,122	$146,464	$171,934
Depreciation of real estate owned	46,910	45,925	140,288	136,037
Gain on sale of real estate	-	-	(1,052)	-
Loss on impairment of depreciable real estate assets	6,467	-	6,467	3,135
Funds from operations	99,600	108,047	292,167	311,106
Amortization of finance ground lease assets	725	-	2,915	-
Amortization of favorable and unfavorable operating leases, net	31	146	93	500
Non-cash straight-line operating ground lease expense	47	875	142	2,677
Modified funds from operations	$100,403	$109,068	$295,317	$314,283

Page | 13

Apple Hospitality REIT, Inc.

2019 Guidance Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre

(Unaudited)

(in thousands)

The guidance of net income, EBITDA, EBITDAre and Adjusted EBITDAre are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre and Adjusted EBITDAre guidance for the year ending December 31, 2019.

	Year Ending December 31, 2019
	Low-End	High-End
Net income(1)	$168,127	$181,927
Depreciation and amortization(1)	194,000	192,000
Amortization of favorable and unfavorable leases, net	125	125
Interest and other expense, net(1)	63,000	61,000
Income tax expense	600	800
EBITDA	425,852	435,852
Gain on sale of real estate	(1,052)	(1,052)
EBITDAre	424,800	434,800
Non-cash straight-line ground lease expense	200	200
Adjusted EBITDAre	$425,000	$435,000

(1)

As a result of the Company's adoption of Leases Topic 842, the Company has included approximately $4.5 million of amortization related to its four finance ground lease assets and $8.2 million of interest expense associated with the related finance lease liabilities. Under the previous accounting standard, the Company would have included approximately $7.0 million of cash operating ground lease expense related to these four ground leases.

Page | 14

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

September 30, 2019

	October 1 - December 31, 2019	2020	2021	2022	2023	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$3,337	$28,349	$47,586	$260,752	$295,615	$709,165	$1,344,804	$1,353,155
Average interest rates(1)	3.6%	3.6%	3.6%	3.5%	3.5%	3.5%

Variable rate debt:
Maturities	$-	$-	$-	$151,500	$250,000	$485,000	$886,500	$887,609
Average interest rates(1)	3.1%	3.2%	3.3%	3.3%	3.3%	3.3%

Fixed rate debt:
Maturities	$3,337	$28,349	$47,586	$109,252	$45,615	$224,165	$458,304	$465,546
Average interest rates	4.4%	4.4%	4.4%	4.2%	4.1%	4.1%

(1)	The average interest rate gives effect to interest rate swaps, as applicable.

Note:

See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

Page | 15

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics Top 20 Markets

Three Months ended September 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2019	Q3 2018	% Change	Q3 2019	Q3 2018	% Change	Q3 2019	Q3 2018	% Change	Q3 2019
Top 20 Markets
Los Angeles/Long Beach, CA	8	90.8%	91.2%	(0.5%)	$182.29	$178.05	2.4%	$165.55	$162.44	1.9%	6.5%
San Diego, CA	7	84.1%	84.5%	(0.5%)	$166.53	$166.79	(0.2%)	$140.06	$140.95	(0.6%)	5.9%
Seattle, WA	3	91.4%	89.1%	2.5%	$226.51	$235.80	(3.9%)	$206.95	$210.08	(1.5%)	4.3%
Anaheim/Santa Ana, CA	6	85.2%	85.4%	(0.2%)	$156.29	$155.50	0.5%	$133.12	$132.73	0.3%	4.2%
Chicago, IL	8	81.5%	80.9%	0.8%	$134.36	$136.41	(1.5%)	$109.46	$110.30	(0.8%)	4.1%
Nashville, TN	5	85.7%	84.9%	0.9%	$162.85	$169.66	(4.0%)	$139.53	$144.07	(3.2%)	3.5%
Norfolk/Virginia Beach, VA	4	88.4%	86.2%	2.6%	$197.27	$196.37	0.5%	$174.43	$169.20	3.1%	3.4%
Alaska	2	91.4%	93.6%	(2.3%)	$247.49	$224.90	10.0%	$226.31	$210.42	7.5%	2.6%
Denver, CO	3	87.3%	85.9%	1.6%	$167.05	$164.18	1.7%	$145.84	$141.07	3.4%	2.5%
North Carolina East	5	83.4%	83.1%	0.4%	$152.26	$141.75	7.4%	$127.01	$117.82	7.8%	2.4%
Richmond/Petersburg, VA	4	70.6%	70.6%	(0.0%)	$148.45	$142.32	4.3%	$104.77	$100.49	4.3%	2.3%
Florida Panhandle	5	80.0%	77.7%	2.9%	$155.94	$126.90	22.9%	$124.68	$98.62	26.4%	2.3%
Portland, ME	1	93.9%	91.7%	2.5%	$256.07	$241.63	6.0%	$240.55	$221.52	8.6%	2.2%
Dallas, TX	8	73.1%	69.9%	4.5%	$117.89	$118.34	(0.4%)	$86.14	$82.77	4.1%	2.1%
Omaha, NE	4	84.2%	76.8%	9.6%	$117.82	$120.07	(1.9%)	$99.22	$92.24	7.6%	1.7%
Idaho	2	86.0%	86.2%	(0.2%)	$134.04	$125.92	6.4%	$115.21	$108.49	6.2%	1.7%
Alabama South	6	75.7%	73.8%	2.5%	$120.19	$116.37	3.3%	$90.94	$85.93	5.8%	1.6%
Washington, DC-MD-VA	4	83.4%	81.3%	2.5%	$126.08	$122.17	3.2%	$105.12	$99.35	5.8%	1.6%
Oklahoma City, OK	4	75.3%	75.6%	(0.5%)	$129.74	$131.85	(1.6%)	$97.65	$99.71	(2.1%)	1.6%
Boston, MA	4	80.4%	81.8%	(1.8%)	$137.67	$133.95	2.8%	$110.62	$109.60	0.9%	1.5%
Top 20 Markets	93	82.8%	81.8%	1.2%	$156.29	$153.85	1.6%	$129.36	$125.81	2.8%	58.0%

All Other Markets	140	77.7%	77.2%	0.7%	$125.27	$126.71	(1.1%)	$97.38	$97.84	(0.5%)	42.0%

Total Portfolio	233	79.9%	79.2%	0.9%	$139.32	$139.01	0.2%	$111.36	$110.12	1.1%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 16

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics Top 20 Markets

Nine Months ended September 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019
Top 20 Markets
Los Angeles/Long Beach, CA	8	88.3%	90.4%	(2.3%)	$178.35	$172.84	3.2%	$157.51	$156.19	0.9%	6.1%
San Diego, CA	7	81.5%	82.7%	(1.4%)	$161.03	$157.05	2.5%	$131.22	$129.85	1.1%	5.6%
Phoenix, AZ	9	73.9%	72.3%	2.2%	$132.83	$123.05	7.9%	$98.17	$88.99	10.3%	3.9%
Anaheim/Santa Ana, CA	6	84.3%	85.1%	(0.9%)	$149.63	$150.20	(0.4%)	$126.19	$127.88	(1.3%)	3.9%
Nashville, TN	5	84.8%	85.5%	(0.9%)	$165.67	$169.97	(2.5%)	$140.51	$145.39	(3.4%)	3.5%
Seattle, WA	3	85.7%	85.8%	(0.1%)	$197.77	$203.53	(2.8%)	$169.41	$174.58	(3.0%)	3.3%
Chicago, IL	8	75.1%	76.0%	(1.1%)	$129.34	$130.16	(0.6%)	$97.19	$98.93	(1.8%)	3.3%
Richmond/Petersburg, VA	4	73.4%	75.0%	(2.2%)	$150.21	$148.29	1.3%	$110.24	$111.24	(0.9%)	2.5%
Florida Panhandle	5	81.7%	77.9%	4.9%	$156.94	$121.71	28.9%	$128.23	$94.83	35.2%	2.4%
Dallas, TX	8	73.0%	72.0%	1.4%	$121.27	$123.14	(1.5%)	$88.47	$88.60	(0.1%)	2.3%
North Carolina East	5	85.1%	79.8%	6.6%	$135.38	$125.93	7.5%	$115.16	$100.53	14.6%	2.3%
Norfolk/Virginia Beach, VA	4	79.8%	79.8%	0.0%	$160.84	$155.69	3.3%	$128.37	$124.22	3.3%	2.1%
Alaska	2	87.9%	83.5%	5.3%	$209.99	$187.60	11.9%	$184.67	$156.67	17.9%	2.0%
Austin, TX	7	74.3%	75.0%	(0.9%)	$121.70	$124.77	(2.5%)	$90.47	$93.58	(3.3%)	2.0%
Denver, CO	3	80.6%	79.2%	1.8%	$154.90	$154.67	0.1%	$124.89	$122.55	1.9%	2.0%
Omaha, NE	4	80.8%	72.9%	10.8%	$128.58	$134.36	(4.3%)	$103.88	$98.01	6.0%	1.9%
Oklahoma City, OK	4	76.2%	76.1%	0.2%	$134.02	$136.12	(1.5%)	$102.15	$103.56	(1.4%)	1.8%
Alabama South	6	77.9%	75.3%	3.4%	$120.43	$114.85	4.9%	$93.78	$86.46	8.5%	1.7%
Fort Worth/Arlington, TX	5	76.6%	76.2%	0.5%	$132.07	$134.25	(1.6%)	$101.13	$102.24	(1.1%)	1.7%
Washington, DC-MD-VA	4	80.0%	78.7%	1.6%	$131.95	$132.00	(0.0%)	$105.54	$103.88	1.6%	1.7%
Top 20 Markets	107	79.4%	78.8%	0.8%	$146.69	$144.13	1.8%	$116.45	$113.56	2.5%	56.0%

All Other Markets	126	77.7%	78.7%	(1.2%)	$132.56	$133.48	(0.7%)	$103.06	$105.08	(1.9%)	44.0%

Total Portfolio	233	78.6%	78.8%	(0.3%)	$139.58	$138.72	0.6%	$109.64	$109.25	0.4%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months ended September 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2019	Q3 2018	% Change	Q3 2019	Q3 2018	% Change	Q3 2019	Q3 2018	% Change	Q3 2019
STR Region
East North Central	15	79.3%	80.3%	(1.3%)	$133.13	$137.61	(3.3%)	$105.54	$110.48	(4.5%)	6.7%
East South Central	30	81.1%	79.6%	1.9%	$129.88	$131.76	(1.4%)	$105.33	$104.91	0.4%	10.2%
Middle Atlantic	12	82.3%	82.9%	(0.7%)	$164.87	$162.48	1.5%	$135.72	$134.77	0.7%	5.4%
Mountain	21	76.2%	75.1%	1.4%	$122.94	$117.97	4.2%	$93.62	$88.58	5.7%	8.2%
New England	5	84.1%	84.6%	(0.5%)	$174.36	$166.34	4.8%	$146.68	$140.66	4.3%	3.7%
Pacific	33	87.9%	88.1%	(0.2%)	$179.67	$177.89	1.0%	$157.97	$156.68	0.8%	27.4%
South Atlantic	58	79.1%	79.4%	(0.4%)	$131.62	$130.30	1.0%	$104.09	$103.46	0.6%	21.1%
West North Central	18	82.3%	79.1%	4.1%	$124.54	$125.85	(1.0%)	$102.55	$99.53	3.0%	6.3%
West South Central	41	73.2%	70.7%	3.5%	$119.03	$120.53	(1.2%)	$87.08	$85.16	2.3%	11.0%

Total Portfolio	233	79.9%	79.2%	0.9%	$139.32	$139.01	0.2%	$111.36	$110.12	1.1%	100.0%

Note: Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Nine Months ended September 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019
STR Region
East North Central	15	73.1%	75.5%	(3.1%)	$128.41	$130.88	(1.9%)	$93.85	$98.77	(5.0%)	5.4%
East South Central	30	79.8%	79.3%	0.7%	$130.93	$131.35	(0.3%)	$104.45	$104.10	0.3%	10.3%
Middle Atlantic	12	78.1%	79.3%	(1.6%)	$159.87	$157.86	1.3%	$124.79	$125.21	(0.3%)	4.5%
Mountain	21	77.3%	76.7%	0.8%	$132.62	$127.60	3.9%	$102.54	$97.84	4.8%	9.9%
New England	5	73.6%	76.2%	(3.5%)	$151.98	$148.09	2.6%	$111.84	$112.90	(0.9%)	2.3%
Pacific	33	85.2%	86.0%	(1.0%)	$170.75	$167.08	2.2%	$145.42	$143.68	1.2%	24.6%
South Atlantic	58	79.8%	80.9%	(1.3%)	$136.56	$134.80	1.3%	$108.99	$108.99	0.0%	23.9%
West North Central	18	78.6%	75.2%	4.5%	$125.82	$128.28	(1.9%)	$98.84	$96.47	2.5%	6.1%
West South Central	41	73.9%	73.2%	0.9%	$124.15	$126.17	(1.6%)	$91.69	$92.39	(0.8%)	13.0%

Total Portfolio	233	78.6%	78.8%	(0.3%)	$139.58	$138.72	0.6%	$109.64	$109.25	0.4%	100.0%

Note: Region categorization based on STR designation.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months ended September 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2019	Q3 2018	% Change	Q3 2019	Q3 2018	% Change	Q3 2019	Q3 2018	% Change	Q3 2019
Upscale
Courtyard	36	77.2%	76.6%	0.8%	$150.45	$147.70	1.9%	$116.15	$113.08	2.7%	19.1%
Hilton Garden Inn	41	79.1%	77.8%	1.6%	$133.65	$134.27	(0.5%)	$105.66	$104.46	1.1%	17.3%
Homewood Suites	33	83.2%	83.6%	(0.5%)	$134.23	$136.22	(1.5%)	$111.74	$113.92	(1.9%)	11.3%
Hyatt Place	1	78.4%	88.1%	(11.0%)	$101.23	$98.10	3.2%	$79.36	$86.45	(8.2%)	0.2%
Residence Inn	33	83.0%	83.0%	0.0%	$156.02	$156.03	(0.0%)	$129.56	$129.56	(0.0%)	18.4%
SpringHill Suites	15	80.4%	81.4%	(1.3%)	$122.09	$122.02	0.1%	$98.16	$99.38	(1.2%)	5.9%
Upscale Total	159	80.3%	80.0%	0.3%	$140.77	$140.61	0.1%	$113.00	$112.49	0.5%	72.2%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	11	75.4%	73.8%	2.1%	$113.84	$116.99	(2.7%)	$85.79	$86.38	(0.7%)	2.9%
Hampton Inn/Hampton Inn & Suites	40	80.5%	77.9%	3.4%	$131.75	$133.44	(1.3%)	$106.10	$103.94	2.1%	14.5%
Home2 Suites	9	81.1%	84.3%	(3.7%)	$140.50	$136.36	3.0%	$114.02	$114.89	(0.8%)	4.1%
TownePlace Suites	9	80.6%	77.5%	4.0%	$118.57	$108.20	9.6%	$95.55	$83.82	14.0%	3.0%
Upper Midscale Total	69	79.8%	77.9%	2.4%	$128.73	$128.47	0.2%	$102.74	$100.09	2.6%	24.5%

Upper Upscale
Embassy Suites	2	88.3%	90.1%	(2.1%)	$212.44	$201.83	5.3%	$187.56	$181.93	3.1%	1.8%
Marriott	2	61.0%	59.9%	1.8%	$144.98	$141.01	2.8%	$88.45	$84.50	4.7%	1.0%
Renaissance	1	95.2%	95.3%	(0.1%)	$260.20	$254.16	2.4%	$247.69	$242.13	2.3%	0.5%
Upper Upscale Total	5	74.8%	74.7%	0.2%	$193.80	$187.43	3.4%	$144.98	$140.00	3.6%	3.3%

Total Portfolio	233	79.9%	79.2%	0.9%	$139.32	$139.01	0.2%	$111.36	$110.12	1.1%	100.0%

Note: Chain scale categorization based on STR designation.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Nine Months ended September 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019
Upscale
Courtyard	36	76.2%	76.7%	(0.7%)	$146.70	$144.67	1.4%	$111.72	$110.94	0.7%	18.5%
Hilton Garden Inn	41	77.7%	76.9%	1.1%	$135.60	$135.92	(0.2%)	$105.40	$104.47	0.9%	17.8%
Homewood Suites	33	82.9%	83.1%	(0.3%)	$138.73	$140.33	(1.1%)	$115.04	$116.66	(1.4%)	12.4%
Hyatt Place	1	76.6%	87.6%	(12.5%)	$107.66	$102.60	4.9%	$82.49	$89.88	(8.2%)	0.2%
Residence Inn	33	80.2%	81.6%	(1.7%)	$149.54	$149.54	0.0%	$119.93	$122.00	(1.7%)	16.3%
SpringHill Suites	15	77.6%	79.3%	(2.1%)	$123.76	$125.20	(1.1%)	$96.09	$99.34	(3.3%)	5.9%
Upscale Total	159	78.8%	79.2%	(0.5%)	$140.20	$140.22	(0.0%)	$110.42	$111.03	(0.6%)	71.1%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	11	75.5%	76.7%	(1.6%)	$117.82	$119.06	(1.0%)	$88.90	$91.34	(2.7%)	3.2%
Hampton Inn/Hampton Inn & Suites	40	78.0%	77.2%	1.1%	$136.09	$135.84	0.2%	$106.21	$104.90	1.2%	15.2%
Home2 Suites	9	82.9%	83.0%	(0.2%)	$139.97	$130.24	7.5%	$115.98	$108.16	7.2%	4.1%
TownePlace Suites	9	79.0%	79.1%	(0.1%)	$118.74	$108.03	9.9%	$93.82	$85.43	9.8%	3.0%
Upper Midscale Total	69	78.3%	78.0%	0.4%	$131.87	$129.29	2.0%	$103.29	$100.86	2.4%	25.5%

Upper Upscale
Embassy Suites	2	88.6%	86.9%	2.0%	$196.22	$186.87	5.0%	$173.91	$162.41	7.1%	1.7%
Marriott	2	64.6%	65.5%	(1.2%)	$148.66	$145.45	2.2%	$96.10	$95.20	0.9%	1.4%
Renaissance	1	93.6%	92.7%	0.9%	$245.47	$241.07	1.8%	$229.70	$223.57	2.7%	0.3%
Upper Upscale Total	5	76.6%	76.3%	0.3%	$185.51	$179.50	3.3%	$142.04	$137.03	3.7%	3.4%

Total Portfolio	233	78.6%	78.8%	(0.3%)	$139.58	$138.72	0.6%	$109.64	$109.25	0.4%	100.0%

Note: Chain scale categorization based on STR designation.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months ended September 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2019	Q3 2018	% Change	Q3 2019	Q3 2018	% Change	Q3 2019	Q3 2018	% Change	Q3 2019
STR Location
Airport	18	81.1%	83.4%	(2.8%)	$127.72	$129.77	(1.6%)	$103.57	$108.29	(4.4%)	5.7%
Interstate	6	81.7%	77.4%	5.7%	$112.44	$111.84	0.5%	$91.91	$86.53	6.2%	1.8%
Resort	9	82.4%	80.4%	2.5%	$147.80	$151.69	(2.6%)	$121.74	$121.89	(0.1%)	5.2%
Small Metro/Town	16	76.0%	74.0%	2.8%	$112.47	$106.79	5.3%	$85.51	$79.01	8.2%	4.3%
Suburban	142	79.6%	79.4%	0.2%	$136.65	$135.93	0.5%	$108.75	$107.93	0.8%	56.1%
Urban	42	80.8%	78.7%	2.7%	$157.99	$158.50	(0.3%)	$127.63	$124.71	2.3%	26.9%

Total Portfolio	233	79.9%	79.2%	0.9%	$139.32	$139.01	0.2%	$111.36	$110.12	1.1%	100.0%

Note: Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Nine Months ended September 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019
STR Location
Airport	18	81.6%	83.9%	(2.8%)	$131.87	$133.72	(1.4%)	$107.57	$112.18	(4.1%)	6.3%
Interstate	6	77.4%	73.9%	4.7%	$111.21	$110.74	0.4%	$86.05	$81.85	5.1%	1.6%
Resort	9	83.0%	81.6%	1.8%	$152.24	$152.15	0.1%	$126.43	$124.16	1.8%	5.7%
Small Metro/Town	16	78.9%	75.1%	5.0%	$120.07	$115.16	4.3%	$94.71	$86.54	9.4%	5.2%
Suburban	142	78.0%	78.8%	(1.0%)	$135.79	$134.72	0.8%	$105.91	$106.10	(0.2%)	55.5%
Urban	42	78.1%	77.9%	0.3%	$157.67	$157.29	0.2%	$123.21	$122.58	0.5%	25.7%

Total Portfolio	233	78.6%	78.8%	(0.3%)	$139.58	$138.72	0.6%	$109.64	$109.25	0.4%	100.0%

Note: Location categorization based on STR designation.

Page | 21